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                                                                  Exhibit 10.8

MTE:: TRIAD
P.O. Box 2596
LAJOLLA, CALIFORNIA 92038

                                                  EQUIPMENT LEASE
                                                  No. TV-001

                                                  LESSE's TAX ID NUMBER
                                                  931200905

                             TERMS AND CONDITIONS

MTE/TRIAD, INC. ("Lessor") agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the personal property, together with all attachments, replacements, parts, additions, and accessories ("Equipment") listed on any Lease Schedule attached hereto and incorporated herein by reference. The words YOU, YOUR, and YOURS mean the Lessee indicated below. The words WE, US, and OUR, refer to the Lessor indicated above.

1. TERM. The term of this lease will start on the date we sign the lease ("Lease Commencement Date"). The payments of rent are payable periodically in advance as stated on any Lease Schedule. You promise to pay the total amount of all rent payments stated in any Lease Schedule, plus any other amounts provided for in this lease. This lease cannot be cancelled by you.

2.  RENT.

    A) You will pay as rent for use of the Equipment all rent payments and other amounts provided for in this lease. Consecutive periodic rent payments will be due on the first day of the month following the Acceptance Date (see
Section 3, Acceptance) of the Equipment (the "Payment Date"). You agree to pay one ________ rent payment from the Acceptance Date to the first Payment Date. You will pay all rent payments even if you do not receive a notice that the payments are due. All rent payments and other amounts due will be made to us at the address on this lease, or to any other address we designate in writing.

    B) You will pay a late charge of five percent (5%) on any part of a rent payment or other amount payable not made by you within five (5) days of the due date, but only to the extent permitted by law.

    C) The rent payment on a Lease Schedule shall be raised or lowered, in a proportionate manner, if there is an adjustments to the equipment cost, or if a test is required, on the purchase of the Equipment or the rent. We are authorized by you to insert the amount of the adjusted rent on the appropriate Lease Schedule.

3) ACCEPTANCE. On the date the Equipment is available for first use (the "Acceptance Date"), you will sign and deliver to us an acceptance certificate in a form satisfactory to us. We may terminate this lease without _____ for any Equipment you have not accepted within six (6) months of our issuing a purchase order for the Equipment.

4) NET LEASE. THIS IS NOT A LEASE. You promise to pay when due all taxes, licenses, fines, penalties, and other charges (including but not limited to personal property, sales, state, Federal, and local taxes) relating to this lease of the Equipment. Any taxes due will be based on the full amount of the tax, regardless of any discounts we may receive.

(5)   END OF LEASE OPTION; REDELIVERY OF EQUIPMENT LEASE EXTENSION.

    A) END OF LEASE OPTION. Provided you are not in default, at the expiration of the lease term of any Lease Schedule, you have the option to:
(i) renew this lease with respect to all the Equipment on that lease Schedule for a term agreeable to us and at a cost equal to the then fair market rental for the renewal term, payable in advance, or (ii) purchase all, but not less than all, of the Equipment provided on that Lease Schedule for the then fair market value, or (iii) return the Equipment to us. You will give us ninety
(90) days prior written notice of the option you choose.

    B) REDELIVERY OF EQUIPMENT. If you decide not to renew or purchase all the Equipment, then when the term of that Lease Schedule expires, at your own risk and expense, you will disconnect, properly package for transportation, and return the Equipment to us, freight prepaid, to a location designated by us within the continental United States. You agree to include all instruction and service manuals, software documentation, service records, and a certificate from the manufacturer of the Equipment or other service organization reasonably acceptable to us that (i) at the time of shipment to us, the Equipment is in good condition and contains all software and (ii) the manufacturer will provide an extended maintenance contract to new user at a new location to perform the same or similar procedures as performed by you, without additional costs for repair, refurbishment or software.

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    C)   INSPECTION. Upon our request, you will confirm the location of any of the Equipment for us and, at any reasonable time, allow us to inspect and observe the use and condition of the Equipment and copy your operating and maintenance records relating to the Equipment.

18. NOTICE. If any notices or demands are required under this lease, they shall be sufficient if given in writing either personally or by first-class mail, postage prepaid, to the addresses in the Lease Schedules, or to any other address either party may designate in writing. Such notice shall be effective which deposited in the United States mail.

19. JURISDICTION. THIS LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, THE STATE IN WHICH LESSOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED. YOU AGREE THAT THE COURT OF THE STATE OF CALIFORNIA FOR SAN DIEGO COUNTY OR ANY OTHER FEDERAL DISTRICT COURT HAVING THE JURISDICTION IN THAT COUNTY SHALL HAVE NON-EXCLUSIVE JURISDICTION FOR DETERMINING ALL DISPUTES ARISING UNDER THIS LEASE. HOWEVER, LESSOR MAY BRING ANY ACTION OR CLAIM TO ENFORCE THE PROVISIONS OF THIS LEASE IN ANY OTHER APPROPRIATE STATE OF FORUM. YOU WILL WAIVE TRIAL BY JURY IN ANY ACTION BETWEEN US.

20. FINANCING STATEMENTS. You give us the right to immediately file any financing statements and other documents we may require with respect to the lease and the Equipment, as well as the right to sign any such financing statements as your attorney-in-fact.

21. UCC-ARTICLE 2A PROVISIONS. You agreed that this lease is a "Finance Lease" under Article 2A of the Uniform Commercial Code; that is you acknowledge that (a) we did not select, manufacture or supply the Equipment, but we did purchase the Equipment for lease to you; and (b) we have given you the name of the seller of the Equipment you are leasing from us in the Lease Schedule. You may have rights under the supply contracts any may contact the seller for a description of those rights of warranties. To the extent permitted by applicable law, you waive any and all rights and _______ given to you under UCC Sections 2A-303 and 2A-(illegible) through 522-22.

22. PUBLICITY. You authorize us to (illegible), at our sole option, appropriate (illegible) releases and to create a (illegible) to be published announcing the completion of this transaction and the total amount of the lease.

23. MISCELLANEOUS. This lease contains the entire agreement between Lessee and Lessor and it may not be altered, amended, modified, terminated or otherwise changed except in writing and signed by both parties. This lease is for the benefit of and obligates you and your personal representatives, successors, and assigns. The captions used in this lease are for convenience only and shall not define or limit any of the terms of this lease. If more than one Lessee is named in the lease and any Lease Schedule, the liability of each Lessee shall be joint and several.

    The parties hereto have executed this lease dated as of the first day of July, 1997.

MTE/Triad, Inc.
----------------------                 True Vision Laser Center of
                                       Albuquerque, Inc.
Lessor                                 Lessee

By: Illegible              President   By: Illegible
   ------------------------                --------------------------------
                    Title                  Secretary                    Title

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SCHEDULE "A"

EQUIPMENT LOSS VALUATION SCHEDULE

THIS SCHEDULE is attached to and made part of a certain Equipment Lease Agreement No. TV-001 dated July 1, 1997 between MTE/TRIAD, Inc. as Leaser and True Vision Laser Centers of Albuquerque, Inc. as Lessee.

QUANTITY   EQUIPMENT DESCRIPTION                  STIPULATED LOSS VALUE

1         Alcom Topographer                             $17,000
          (purchased from Dr. Graham)

1         American Optical Eye Lane                      $15,000
          (purchased from Dr. Graham)

1         Patient Education A/V Center                    $6,000
          (purchased from Sound Ideas)

1         Lighted Exterior Sign 4ft x 48ft               $16,000

1         Fisher Autoclave - Model 750                    $1,000

1         VISX Exeimer Laser                            $115,000
                                                        --------
          Total                                         $270,000
                                                        --------
                                                        --------

Leasor hereby certifies that the description of personal property set forth above constitutes an accurate account of the Equipment and its stipulated loss value, as such defined in the Equipment Lease Agreement of which this
Schedule is a part.

LESSOR:     MTE/Triad, Inc.                LESSEE: True Vision Laser Centers
                                                 of Albuquerque, Inc.

By: /s/  John C. [illegible]                By: /s/ illegible
   -----------------------------------      -----------------------------------
         John C. [illegible]
Title:   President and CEO               Title: Secretary
                                            -----------------------------------
Date:   7/1/97                           Date: 7/1/97
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